As filed with the Securities and Exchange Commission on
          November 1, 1996                        Registration No. 33-
          _________________________________________________________________

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                 ___________________

                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ____________________

                                 FNB ROCHESTER CORP.
                (Exact name of registrant as specified in its charter)

          New York                                16-1231984
          _______________________________________________________________
          (State or other jurisdiction            (I.R.S. Employer
          of incorporation)                       Identification No.)

              35 State Street, Rochester, New York 14614  (716) 546-3300
          ________________________________________________________________
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          1992 Stock Option Plan, as Amended
                     1995 Non Employee Director Stock Option Plan
                              401(k) Stock Purchase Plan
                             Employee Stock Purchase Plan
                              (Full title of the plans)
                               _______________________

          Timothy P. Johnson, Esq., V.P. & Counsel, FNB Rochester Corp.,
          35 State Street, Rochester, NY 14614   (716) 258-1687
          ______________________________________________________________
             (Name and address, including zip code, and telephone number, include area code, of agent for service)
                                ______________________

          Copy to: Ward B. Hinkle, Esq., Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 1800 One M & T Plaza, Buffalo, NY 14203
          (716) 856-4000

                           Calculation of Registration Fee

           Title of     Amount to    Proposed     Proposed     Amount of
           securities   be           Maximum      maximum      Registration
           to be        registered   offering     aggregate    Fee
           registered                price per    offering
                                     share/1      price/1

           Common       225,000      $11.19       $2,517,750   $762.95
           Stock,       Shares
           $1.00 par
           value

          _____________________
          (1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.  The price per share is to be
          $11.19 based on the average of the high and low trading prices for the Common Stock in the over-the-counter market on October
          28, 1996, as reported on the NASDAQ National Market System.  The number of shares indicated include 100,000 shares under the 1992
          Stock Option Plan, as amended,  25,000 shares under the 1995 Non
          Employee Director  Stock Option Plan, 50,000 shares under the
          401(k) Stock Purchase Plan, and 50,000 shares under the Employee
          Stock Purchase Plan.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                   EXPLANATORY NOTE

                    This Registration Statement relates to (i) an amendment of the Registrant's 1992 Stock Option Plan to increase the number of shares of common stock authorized to be sold thereunder from 225,000 to 325,000, (ii) 25,000 shares of common stock authorized to be sold under the Registrant's 1995 Non Employee Director Stock Option Plan; (iii) 50,000 shares of common stock and related interests authorized to under the Registrant's 401(k) Stock Purchase Plan (the "Retirement Plan"), and (iv) 50,000 shares of common stock authorized to be sold under the Registrant's Employee Stock Purchase Plan. The contents of Registration Statement No. 33-65194 on Form S-8 relating to the Registrant's 1992 Stock Option Plan, as filed with the Securities and Exchange Commission on June 28, 1993 (the "Prior Registration Statement") are hereby incorporated by reference. Part I of the Prior Registration Statement is hereby deleted and Part II of the Prior Registration Statement is amended to include the information contained in Part II of this Registration Statement.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

                     (INFORMATION NOT REQUIRED IN THE PROSPECTUS)


          Item 3.   Incorporation of certain documents by reference

                    The Registrant hereby incorporates by reference into this Registration Statement the following documents:

                    (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which contains audited financial statements for the most recent year for which such statements have been filed;

                    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                    (c) The description of the Registrant's common stock contained in the Registration Statement filed with the Commission under Section 12 of the 1934 Act, including any amendments or reports filed for the purpose of updating such descriptions.

                    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

          Item 4.   Description of Securities

                    Not Applicable.

          Item 5.   Interests of named experts and counsel

                    Not Applicable.

          Item 6.   Indemnification of Directors and Officers

                    The Registrant's By-laws require the Registrant to indemnify, and advance the expenses of, any director, officer or employee to the fullest extent permitted from time to time by the Business Corporation Law of the State of New York (the "BCL"). The Registrant's By-laws also provide that indemnification under the By-laws shall not be exclusive of other rights of indemnification of such persons when authorized by a resolution of shareholders, a resolution of directors, or an agreement providing for indemnification.

                    The Registrant's Certificate of Incorporation limits the personal liability of the Registrant's directors to the Registrant or any of its shareholders for any breach of duty as a director fullest extent permitted by the BCL.

                    Article 7 of the BCL permits New York corporations, acting through the boards of directors, to extend broad protection to their directors, officers, and other employees by way of indemnity and advancement of expenses. The BCL also authorizes shareholders to add a provision to their corporation's Certificate of Incorporation to provide that its directors will not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless a judgment or other final disposition adverse to the director establishes that (1) such director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (3) the acts of such director violated
          Section 719 of the BCL. Section 719 provides that, unless a director performs the duties of a director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; (b) a corporation's repurchase of its own shares when the repurchase is not authorized by New York law; (c) the distribution of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any director unless the loan is authorized by a vote of shareholders. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Generally, the BCL allows corporations to provide for indemnification of directors, officers, and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he or she was not legally entitled.

                    The foregoing is merely a summary of the describe provisions of the BCL, does not purport to be complete, and is qualified in its entirety by reference to such provisions.

          Item 7.   Exemption from Registration Claimed

                    Not Applicable.

          Item 8.   Exhibits

                    Exhibit Number           Description
                    ______________           _________________

                         4.1                 1992 Stock Option Plan,
                                             as amended

                         4.2                 Option Agreements under the
                                             1992 Stock Option Plan

                         4.3                 1995 Non Employee Director
                                             Stock Option Plan

                         4.4                 Option Agreement under the
                                             1995 Non Employee Director
                                             Stock Option Plan

                         4.5                 401(k) Stock Purchase Plan

                         4.6                 Employee Stock Purchase Plan

                         5 Opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP Regarding Legality of
                                             Common Stock Being Registered.

                         24.1                Consent of KPMG Peat Marwick
                                             LLP

                         24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in their Opinion filed as Exhibit 5)

                         25.1                Power of Attorney (included in
                                             signature page)

          Item 9.   Undertakings

                    A.   The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)  To include any Prospectus required by
          Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                              (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration State; and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    D. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus pursuant to and meeting the requirements of Rule 14a-3 and 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                   [Remainder of Page is Intentionally Left Blank]

                                      SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 22nd day of October, 1996.

                                   FNB ROCHESTER CORP.


                                   s/ R. Carlos Carballada
                                   _____________________________
                                   By:  R. Carlos Carballada, President


                                  POWER OF ATTORNEY

                    Each person whose signature appears below constitutes and appoints Timothy P. Johnson, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 22nd day of October, 1996.

          SIGNATURE                          TITLE

          s/ R. Carlos Carballada       President, Chief Executive Officer,
          _______________________       and Director
          R. Carlos Carballada


          s/ Stacy C. Campbell          Senior Vice President, Chief
          _______________________       Financial Officer
          Stacy C. Campbell


          s/ Michael J. Falcone         Chairman of the Board of Directors
          ________________________
          Michael J. Falcone


          s/ Carl R. Reynolds           Vice Chairman of the Board of
          ________________________      Directors
          Carl R. Reynolds


          s/ Gayle C. Johnston          Director
          ________________________
          Gayle C. Johnston


          s/ Francis T. Lombardi        Director
          _________________________
          Francis T. Lombardi


          s/ Joseph M. Lobozzo II       Director
          __________________________
          Joseph M. Lobozzo II


          __________________________    Director
          H. Bruce Russell


          s/ James D. Ryan              Director
          ___________________________
          James D. Ryan


          s/ Linda Cornell Weinstein    Director
          ___________________________
          Linda Cornell Weinstein

                                    EXHIBIT INDEX

          Exhibit Number           Description              Page/Reference
          ______________           ___________              ______________

          4.1                 1992 Stock Option Plan,  Appendix A to Proxy
                                                       Statement as amended
                                                       dated April 24, 1996
                                                       for Annual Meeting
                                                       of Shareholders held
                                                       May 28, 1996

          4.2                 Option Agreements under  Page 10
                              the 1992 Stock Option
                              Plan

          4.3                 1995 Non Employee        Appendix B to Proxy
                              Director Stock Option    Statement dated
                              Plan                     April 24, 1996 for
                                                       Annual Meeting of
                                                       Shareholders held
                                                       May 28, 1996

          4.4                 Option Agreement under   Page 18
                              the 1995 Non Employee
                              Director Stock Option
                              Plan

          4.5                 401(k) Stock Purchase    Page 25
                              Plan

          4.6                 Employee Stock Purchase  Page 32
                              Plan

          5                   Opinion of Counsel       Page 40

          24.1                Consent of Independent   Page 42
                              Accountants

          24.2                Consent of Counsel
                              (included in Exhibit 5)

          25                  Power of Attorney
                              (contained on the
                              signature page hereof)

          KPMG PEAT MARWICK LLP

          600 Clinton Square  Telephone 716 454 1644   Telefax 716 454 1469
          Rochester, NY 14604



                            Independent Auditors' Consent



          The Board of Directors
          FNB Rochester Corp.:

          We consent to incorporation by reference in the registration statement on Form S-8 of FNB Rochester Corp. of our report dated February 2, 1996, relating to the consolidated statements of financial condition of FNB Rochester Corp. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report has been incorporated by reference in the December 31, 1995 annual report on Form 10-K of FNB Rochester Corp.


          s/KPMG Peat Marwick LLP

          Rochester, New York
          October 21, 1996